                                                                  Exhibit 99.2


                          BIOCIRCUITS CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)

                      PROFORMA CONDENSED BALANCE SHEET
            (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)
                                 (UNAUDITED)

                                                                          MARCH 31, 1997   ADJUSTMENT     PROFORMA
                                                                          --------------   ----------     --------
ASSETS
Current assets:
  Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . .       $    593       $  1,535      $  2,128
  Accounts receivable, net of allowance for doubtful accounts
    of $54, ($43 on December 31, 1996) . . . . . . . . . . . . . . . .            281            ---           281
  Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,225            ---         1,225
  Prepaid inventory. . . . . . . . . . . . . . . . . . . . . . . . . .            263            ---           263
  Prepaid expenses and other current assets. . . . . . . . . . . . . .            199            ---           199
  Restricted cash. . . . . . . . . . . . . . . . . . . . . . . . . . .            813            ---           813
                                                                             --------       --------      --------
Total current assets . . . . . . . . . . . . . . . . . . . . . . . . .          3,374          1,535         4,909

Property and equipment, net of accumulated depreciation and
  amortization of $1,763 ($1,671 in 1996). . . . . . . . . . . . . . .          1,441            ---         1,441

Restricted cash. . . . . . . . . . . . . . . . . . . . . . . . . . . .            263            ---           263
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             44            ---            44
                                                                             --------       --------      --------
                                                                             $  5,122       $  1,535      $  6,657
                                                                             --------       --------      --------
                                                                             --------       --------      --------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . .       $    957            ---      $    957
  Accrued liabilities. . . . . . . . . . . . . . . . . . . . . . . . .            220            ---           220
  Accrued compensation and related expenses. . . . . . . . . . . . . .            155            ---           155
  Current portion of capital lease obligations . . . . . . . . . . . .            121            ---           121
                                                                             --------       --------      --------
Total current liabilities. . . . . . . . . . . . . . . . . . . . . . .          1,453            ---         1,453

Long-term portion of capital lease obligations . . . . . . . . . . . .             13            ---            13

Stockholders' equity:
  Preferred stock, $0.001 par value, 40,000,000 shares authorized, issuable in series:  Series A convertible, 30,000,000
    shares designated, 12,446,103 shares issued and
    aggregate liquidation preference of $55 per share. . . . . . . . .          9,903            ---         9,903
  Common stock, $0.001 par value, 70,000,000 shares authorized,
    8,592,584 shares issued and outstanding at March 31,
    1997, 10,281,322 proforma shares issued and
    outstanding. . . . . . . . . . . . . . . . . . . . . . . . . . . .         48,905          1,535        50,440
  Deficit accumulated during the development stage . . . . . . . . . .        (55,096)           ---       (55,096)
  Notes receivable secured by common stock . . . . . . . . . . . . . .            (15)           ---           (15)
  Deferred compensation and other. . . . . . . . . . . . . . . . . . .            (41)           ---           (41)
                                                                             --------       --------      --------
Total stockholders' equity . . . . . . . . . . . . . . . . . . . . . .          3,656          1,535         5,191
                                                                             --------       --------      --------
                                                                             $  5,122       $  1,535      $  6,657
                                                                             --------       --------      --------
                                                                             --------       --------      --------


                                   See accompanying note

                                  BIOCIRCUITS CORPORATION
                               (A DEVELOPMENT STAGE COMPANY)

                       PROFORMA CONDENSED STATEMENT OF OPERATIONS
                           (IN THOUSANDS EXCEPT PER SHARE DATA)
                                        (UNAUDITED)

                                                                               THREE MONTHS ENDED          PERIOD FROM
                                                                                    MARCH 31,             MARCH 7, 1989
                                                                           --------------------------   INCEPTION) THROUGH
                                                                              1997            1996        MARCH 31, 1997
                                                                           -----------     ----------  -------------------
REVENUES:
  Product Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . .      $     234      $      45      $     655

OPERATING COSTS AND EXPENSES:
  Cost of sales. . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,034            307          3,344
  Research and development . . . . . . . . . . . . . . . . . . . . . .          1,480          2,353         35,837
  Sales, general and administrative. . . . . . . . . . . . . . . . . .          1,316          1,250         17,594
                                                                            ---------      ---------      ---------
                                                                                3,830          3,910         56,775

Loss from operations . . . . . . . . . . . . . . . . . . . . . . . . .         (3,596)        (3,865)       (56,120)

Interest income. . . . . . . . . . . . . . . . . . . . . . . . . . . .             64             92          2,412
Interest and other expense . . . . . . . . . . . . . . . . . . . . . .            (16)           (89)        (1,388)
                                                                            ---------      ---------      ---------
Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  (3,548)      $ (3,862)      $(55,096)
                                                                            ---------      ---------      ---------
                                                                            ---------      ---------      ---------

Net loss per share . . . . . . . . . . . . . . . . . . . . . . . . . .      $   (0.41)      $  (0.99)
                                                                            ---------      ---------
                                                                            ---------      ---------


Shares used in computing net loss per share. . . . . . . . . . . . . .          8,592          3,902
                                                                            ---------      ---------
                                                                            ---------      ---------


Proforma net loss per share. . . . . . . . . . . . . . . . . . . . . .      $   (0.35)      $  (0.99)
                                                                            ---------      ---------
                                                                            ---------      ---------


Shares used in computing proforma net loss per share . . . . . . . . .         10,280          3,902
                                                                            ---------      ---------
                                                                            ---------      ---------

                                     See accompanying note

                                    BIOCIRCUITS CORPORATION
                                 (A DEVELOPMENT STAGE COMPANY)

                            NOTES TO PROFORMA FINANCIAL STATEMENTS
                                   PROFORMA MARCH 31, 1997
                                          (UNAUDITED)


1.   PRIVATE PLACEMENT AND PROFORMA IMPACT

     On April 15, 1997, the Company closed a private placement which consisted of the sale of 2,500,000 shares of its common stock (the "April 1997 Common Stock Financing") to be issued in three tranches. The first tranche resulted in gross proceeds of approximately $530,000 to the Company, the second tranche, conditional upon the Company's satisfaction of certain milestones for the second quarter of 1997 and stockholder approval of the issuance of the shares, will result in gross proceeds of approximately $1,190,000 to the Company and the third tranche, conditional upon the Company's satisfaction of certain milestones by the end of fiscal 1997 and stockholder approval of the issuance of the shares, will result in gross proceeds to the Company of approximately $780,000. In addition, on April 15, 1997, the Company closed a private placement which consisted of the sale of 5,447,000 units, consisting of one share of common stock and one warrant to purchase one share of common stock to be issued in two tranches (the "April 1997 Unit Financing"). The first tranche resulted in gross proceeds to the Company of approximately $1,160,000, and the second tranche, conditional upon the Company's satisfaction of certain milestones for the second quarter 1997 and stockholder approval of the issuance of the shares, will result in gross proceeds of approximately $4,290,000 to the Company. The warrants in the April 1997 Unit Financing (the "April 1997 Warrants"), which expire eighteen months after they become exerciseable, have an exercise price of $0.75 per share and cannot be exercised until after stockholder approval which will not occur before the Company's 1997 Annual Meeting to be held on June 5, 1997. At the Company's option, the Company may shorten the exercise period of the April 1997 Warrants in which case the Warrants may become redeemable by the Company at $0.01 per share, if the closing price for the Company's common stock is greater than or equal to $2.00 per share for ten days. The April 1997 Common Stock Financing and the April 1997 Unit Financing are referred to herein collectively as the "April 1997 Financings."

     The proceeds from the first tranche of the April 1997 Financings are reflected on the proforma Balance Sheet and the private placements have no effect on the proforma Statement of Operations. The proforma net loss per share calculations are based upon 1,688,738 additional shares of Common Stock from the private placement as though they were outstanding as of January 1, 1997.